March 3, 2016

Infoblox Inc.
3111 Coronado Drive
Santa Clara, CA 95054

Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-8 to be filed by Infoblox Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 3, 2016 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 2,922,173 shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), subject to issuance by the Company (a) upon the exercise of stock options, the settlement of restricted stock units or market stock units, or the exercise or settlement of other awards, in each case, granted or to be granted under the Company’s 2012 Equity Incentive Plan, as amended to date (the “2012 Plan”) and (b) pursuant to purchase rights granted or to be granted under the Company’s 2012 Employee Stock Purchase Plan, as amended to date (the “Purchase Plan”). The 2012 Plan and the Purchase Plan are collectively referred to in this letter as the “Plans”. At your request we are providing this letter, to express our opinion on the matters set forth in the numbered paragraphs below.
In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference, and capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto).
In giving the opinions contained in this letter, we have relied upon, and assumed the current accuracy of, the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have also assumed that any certificates representing the Shares have been, or will be, when issued, properly signed by authorized officers of the Company or their agents. Further, to the extent that the Company issues any uncertificated capital stock, we have assumed that any issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register any transfer of the Shares from certificated to uncertificated form to the holders of such Shares on the Company’s record of uncertificated securities.
We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law (“DGCL”).
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, waiver or amendment to any document reviewed by us.
With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Good Standing Certificate and representations made to us by the Company, including those set forth in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed the absence of any future amendment to the Charter that would make the Common Stock assessable.
Based upon, and subject to, the foregoing, it is our opinion that:
1.    The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and
2.     The Shares, upon the issuance and sale by the Company in accordance with the terms of the applicable Plan in effect on the date hereof and in the manner and for and upon the receipt of the consideration stated in such Plan, the Registration Statement and the relevant Prospectus equal to at least the par value of the Shares, will be validly issued, fully paid and non-assessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

EXHIBIT A
to
Legal Opinion Regarding S-8 Registration Statement of
Infoblox Inc., a Delaware corporation (the “Company”)
Certain Reviewed Documents
Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached.

1)
Copies of the Amended and Restated Certificate of Incorporation of Infoblox Inc., a Delaware corporation (the “Company”) filed with the Delaware Secretary of State on April 25, 2012 and certified by the Delaware Secretary of State on April 25, 2012 (the “Charter”).

2)
The Company’s Amended and Restated Bylaws,, which have been certified to us by the Company in the Opinion Certificate to be currently in effect and unmodified as of the date hereof (the “Bylaws” and collectively with the Charter, the “Charter Documents”).

3)	The Registration Statement.

4)	The prospectuses prepared for use pursuant to the Registration Statement (the “Prospectuses”).

5)	An Opinion Certificate of the Company addressed to us and dated the date of this letter, containing certain factual representations (the “Opinion Certificate”).

6)	A verification by Computershare, the Company’s transfer agent, of the number of the Company’s authorized, issued and outstanding shares of capital stock as of March 2, 2016 (the “Statement Date”).

7)
A report by the Company, set forth in the Opinion Certificate, of (i) the issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company capital stock of the Company as of the Statement Date, and (ii) any additional shares of capital stock reserved for future issuance in connection with the Plans and all other plans, agreements or rights to acquire capital stock of the Company as of the Statement Date.

8)
A Certificate of Good Standing dated March 3, 2016 issued by the Delaware Secretary of State stating that the Company is duly incorporated, in good standing and has a legal corporate existence as of such date (the “Good Standing Certificate”).

9)
The Plans and the forms of agreements used by the Company under the Plans that will govern the Company’s issuance of Shares that have been furnished to us by the Company, copies of which are attached as exhibits to the Company’s reports on Form 10-Q filed by the Company with the Commission on March 3, 2013 and March 7, 2014, the Company’s report on Form 10-K filed by the Company with the Commission on September 25, 2015 and the registration statement on Form S-8 filed by the Company with the Commission on April 20, 2012 (the “Plan Agreements”).

10)
Copies of corporate proceedings of the Company’s Board of Directors (the “Board”) and the Company’s stockholders relating to approval of the Charter Documents, the Plans and the Plan Agreements, the filing of the Registration Statement, the reservation of the Shares for sale and issuance pursuant to, and the sale and issuance of the Shares pursuant to, the Plans.